SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2004

MDSI Mobile Data Solutions Inc.

(Translation of registrant’s name into English)

Canada	000-28968	Not Applicable

(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10271 Shellbridge Way
Richmond, British Columbia
Canada V6X 2W8

(Address and zip code of principal executive offices)

Registrant’s Telephone Number, including Area Code: (604) 207-6000

Not Applicable

(Former name or address, if changed since last report)

ITEM 5.     Other Events

On June 17, 2004, MDSI Mobile Data Solutions Inc. (“MDSI”) filed in Canada a Management Proxy Circular dated June 17, 2004 relating to the proposed Plan of Arrangement with At Road, Inc. (“At Road”) providing for the acquisition of MDSI by At Road.

A copy of the Management Proxy Circular, including the Letter to Shareholders and Optionholders and Notice of Special Meeting of Securityholders, is filed herewith as Exhibit 99.1. Copies of the Documents on the CD-ROM are filed herewith as Exhibits 99.2 through 99.4. All Exhibits are incorporated by reference herein.

ITEM 7.     Financials Statements, Pro Forma Financial Statements and Exhibits

(c)     Exhibits.

Exhibit No.	Description
99.1	Material Change Report dated June 17, 2004.
99.2	Documents on the CD-ROM — Items 1 through 7
99.3	Documents on the CD-ROM — Items 8 through 11
99.4	Documents on the CD-ROM — Items 12 through 20

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

MDSI Mobile Data Solutions Inc.

Date: June 22, 2004	/s/ Verne Pecho
Verne Pecho, Vice President – Finance and Administration and Chief Financial Officer